                                                                  EXHIBIT 3(i).1


                           ARTICLES OF INCORPORATION

[STAMP]                              OF

                       URBAN RESORTS INTERNATIONAL, INC.


         FIRST: The name of this corporation is:

                        URBAN RESORTS INTERNATIONAL, INC.

         SECOND: Its principal office in the State of Nevada is located at 502 East John Street, Carson City, Nevada, 89706. The name and address of its resident agent is CSC Services of Nevada, Inc., at the above address.

         THIRD: The nature of the business or objects or purposes proposed may be organized under the General Corporation Law of the State of Nevada;

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

         FOURTH: The total authorized capital stock of the corporation is 50,000,000 shares of common and 5,000,000 shares of preferred stock with a par value of $.001.

         FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced less than one unless there is less than one stockholder.

The name and post office address of the first board of directors, which shall be one in number, is as follows

     NAME                                         POST OFFICE ADDRESS
Marvin Winick                                     16 Julia St.
                                                  Thornhill, Ontario
                                                  Canada L3T 4R9

         SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

         SEVENTH: The name and post office address of the incorporator signing the articles of incorporation is as follows:

        NAME                                          POST OFFICE ADDRESS
   C.  Woodgate                                       502 E. John Street, Room E
                                                      Carson City, NV 89706

         EIGHTH: The corporation is to have perpetual existence.

         NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

         TENTH: Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this fifth day of May, A.D. 2000.



                                        /s/ C. WOODGATE
                                        -------------------------
                                        C. Woodgate, Incorporator


[SEAL]

[STAMP]

                           CERTIFICATE OF ACCEPTANCE

                                       OF

                          APPOINTMENT OF RESIDENT AGENT

I, C. Woodgate, Authorized Representative, on behalf of CSC Services of Nevada, Inc. hereby accepts appointment as Resident Agent of the above-named corporation.


By:  /s/ [ILLEGIBLE]
     ----------------------------
Authorized Representative

                                        May 5, 2000

NAME:     URBAN RESORTS INTERNATIONAL, INC.

FILE TYP/NR C           12772-2000 ST NEVADA                INC ON MAY 9, 2000 FOR PERPETUAL
    STATUS: ARTICLES FILED                 :   05-09-00     NUMBER OF PAGES FILED:  2       AMC
      TYPE:     REGULAR
   PURPOSE:    ALL LEGAL ACTIVITIES
               $175 P/U 2CC lGS                             CAPITAL: $55,000
  PAR SHRS:                55,000,000    PAR VAL:       $.001     NR NO PAR SHARS:
    RA NBR:          62865
           NO OFFICERS LISTED                                              ARTICLES F
        RA CSC SERVICES OF NEVADA, INC.                     ROOM E              ACCEPTED 050900
     502 EAST JOHN STREET                              CARSON CITY                NV 89706
FILER CSC                                                   ROOM E
     502 E JOHN ST                                     CARSON CITY                NV 89706


CMD?
PA1=MENU                      PF2=NEXT CORP  PF5=END INQ         PF7=LOOKUP



Date: 05/09/00   Time: 11:16:03